Exhibit No. 32.1
Form 10-QSB
American Ammunition, Inc.
File No. 0-32379



                Certification Pursuant to 18 U.S.C. Section 1350,
                     as Adopted Pursuant to Section 906 of
                         the Sarbanes-Oxley Act of 2002


     In connection with the Quarterly Report of American Ammunition, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andres
F. Fernandez, Chief Executive and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: August 15, 2005          /s/ Andres F. Fernandez
                               -----------------------------------------
                               Andres F. Fernandez
                               President, Chief Executive Officer
                               Chief Financial Officer and Director







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A signed  original of this  written  statement  required by Section 906 has been provided to American Ammunition, Inc. and will be retained by American Ammunition, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.